UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

Rosetta Resources Inc.

(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1111 Bagby Street, Suite 1600 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

713-335-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Rosetta Resources Inc. (“Rosetta”) intends to deliver to holders of its 9.500% Senior Notes due 2018 (the “2018 Notes”), a notice of redemption for all $200 million aggregate principal amount of the outstanding 2018 Notes at a redemption price of 104.750% of the principal amount, plus accrued and unpaid interest on the 2018 Notes redeemed to, but not including, the redemption date. Rosetta expects the redemption date to occur on May 5, 2014, but cannot provide any assurance as to whether the redemption will occur on such date, or at all.

The information contained in this report shall not constitute a notice of redemption of the 2018 Notes. Any redemption of the 2018 Notes will be made solely pursuant to a notice as required under the terms of the indenture governing the 2018 Notes.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2014	ROSETTA RESOURCES INC.

	By:	/s/ John E. Hagale
John E. Hagale
Executive Vice President and Chief Financial Officer